DEFERRED VARIABLE ANNUITY APPLICATION The Variable Annuity Life Insurance Company Domicile State: Texas Address mail to: Annuity Service Center Regular Mail with checks: P.O. Box 101641 Pasadena, CA 91189-0330 without checks: P.O. Box 15570 Amarillo, TX 79105-5570 Overnight Mail with checks: Lockbox 101641 2710 Media Center Drive Building #6, Suite 120 Los Angeles, CA 90065-1750 without checks: 1050 North Western Street Amarillo, TX 79106-7011 [ 1-800-445-7862] 1 Product Selection (Solicitation state indicates the state in which this Application is signed.) Product name: [ ] Solicitation state: 2 Owner(s) Information Applications for certain non-naturally owned contracts may not be accepted. If the Owner indicated below is not a person, please contact the Annuity Service Center prior to submitting this Application. Name Male Female Address Birth Date SSN Phone Email Joint Owner (if applicable) Name: Male Female Address Birth Date SSN Relationship to Owner Phone 3 Annuitant(s) Information Name Male Female Address Birth Date SSN Phone Email Joint Annuitant (if applicable) Name Male Female Address Birth Date SSN Phone ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN REDEEMED ARE VARIABLE, ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, AND MAY BE WORTH MORE OR LESS THAN THE TOTAL AMOUNT INVESTED. For applicants in Alaska only: If You are not satisfied with the Contract, You may return it to Our Annuity Service Center or to the agent through whom it was purchased within 10 days (30 days if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. The Company will refund the greater of Purchase Payment(s) paid or the Contract Value on the business day during which the Contract is received. If the Contract replaced any other life insurance or annuity contract(s), the Company will refund the Contract Value on the business day during which the Contract is received. Upon any refund, the Contract shall be void. Upon your written request, we will provide you with factual information regarding benefits and provisions of the annuity Contract within 10 days. For applicants in Arizona only: Upon your written request, we will provide you, within a reasonable period of time, factual information regarding the benefits and provisions of the variable annuity Contract for which you are applying. If for any reason you are not satisfied with the Contract, you may return the Contract within ten days (30 days if you are age 65 or older on the date of the application or if the Contract replaced any other life insurance or annuity contract(s)) after you receive it. You will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned Contract is received by our Company or agent. Upon such refund, the Contract will be void.

4 Beneficiary Information Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the [Additional Beneficiary Information form ([V2224BNE])] and submitted with this Application. Note: If any Living Benefit is elected with Joint Life (2 covered persons) under Section 6 below, you must provide the spousal beneficiary information here. (In New Jersey and California, spouse includes civil union partners.) If the beneficiary type is not selected, the beneficiary will be designated as “primary.” Multiple beneficiaries will share the death benefit equally unless otherwise specified. For [non-individually owned, custodially held IRAs, 457, and tax-qualified plans], if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application. 1. Beneficiary Name Primary Contingent Address Relationship Beneficiary % SSN Phone Birth/Trust Date Email Male Female 2. Beneficiary Name Primary Contingent Address Relationship Beneficiary % SSN Phone Birth/Trust Date Email Male Female 3. Beneficiary Name Primary Contingent Address Relationship Beneficiary % SSN Phone Birth/Trust Date Email Male Female 5 Contract Type and Source of Funds Initial payment: Make check payable to VALIC. If this is a 1035 Exchange, Transfer or Rollover, please complete the [Request for Transfer of Assets form ([V2500RL])] and submit it with this Application. See prospectus for minimum Purchase Payment amounts.Type of Plan: Source of Funds: 1035 Exchange Transfer Rollover Contribution IRA Tax Year: 6 Benefit Elections [Please consult with your [investment advisor] to determine if the Benefit Elections are appropriate for you. Please see the prospectus and/or your [investment advisor] for details regarding Benefit Elections, the maximum issue age, Investment Requirements, if applicable, and the additional fee associated with each Benefit Election.] 6(a). Surrender Charge Option: 6(b). Optional Living Benefit Election: 6(c). Death Benefit Election: If [the Maximum Anniversary Value] death benefit is NOT elected, your beneficiary(ies) will receive the [Standard] death benefit provided in the Contract.

7 Investment Options / Optional Programs Please consult with your [investment advisor] to determine the investment options and optional programs that are best suited for your retirement needs. [Initial [Fund Manager] [Fund Name] Payment %] [Fund Manager] [Fund Name] [DCA Target %]

7 Investment Options / Optional Programs (continued) 7(a). Optional Programs Systematic Withdrawal: If you and your [investment advisor] determined that a Systematic Withdrawal Program is appropriate for you, include the [Systematic Withdrawal Program form ([V5550SW])] with this Application. Automatic Asset Rebalancing: I discussed this option with my [investment advisor] and I request the investment options referenced above to be rebalanced at the frequency selected below. If a DCA Account was selected above, we use the DCA Target Allocation indicated for Automatic Asset Rebalancing instructions, unless separate Asset Allocation Rebalancing instructions are provided and included with this Application. If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly. Frequency: 7(b). Telephone, Electronic Transaction, and Electronic Delivery Authorization Yes No Telephone Transaction Authorization Yes No Electronic Transaction Authorization Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the authorized [investment advisor] and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments. The Variable Annuity Life Insurance Company (“The Company”) and its affiliates and their directors, trustees, officers, employees, representatives, and/or [investment advisors] will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss (not applicable in Nebraska and Nevada). The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. If no selection is made, the Company will assume that you authorize telephone transfers and/or electronic requests. For applicants in [California, Florida, Iowa, Nebraska, Nevada, New Hampshire, New Mexico, North Dakota and Vermont]: If no election is made, the Company will assume you do NOT want to authorize telephone and/or electronic transfers. Yes No Electronic Delivery Consent: I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to: • Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds); • Account documents (periodic statements and confirmations); • Policy Forms (annuity contract and applicable endorsements and riders, if permitted by state law); • Tax forms; and • Annuity related correspondence (privacy notice and other notices to customers) as permitted by law. I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—by email or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that: • There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage. • I must notify Company promptly when my e-mail address changes. • I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent. • The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format. • For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.) • This consent is effective until further notice by the Company or until I revoke it. Please call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below. *Email address: Owner’s Signature (California residents only): *Custodially owned contracts: please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorizing signatory.

8 Notices and Disclaimers Fraud Warning: (applies to all states, except Arizona, Virginia and the states noted below): Any person, who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud. For applicants in Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution, fines, or confinement in prison, or any combination thereof. For applicants in Arkansas, Massachusetts, Rhode Island, and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison. For applicants in Colorado: Fraud Warning: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services. For applicants in the District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. For applicants in Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE. For applicants in Kentucky: Fraud Warning: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime. For applicants in Maryland: WARNING: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. For applicants in Maine, Tennessee, and Washington: Fraud Warning: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. For applicants in New Jersey: Fraud Warning: Any person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties. For applicants in New Mexico: Fraud Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to civil fines and criminal penalties. For applicants in Ohio: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing any false, incomplete, or misleading information is guilty of insurance fraud. For applicants in Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony. For Applicants in Pennsylvania: Fraud Warning: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

9 Acknowledgements and Signature(s) 9(a). Replacement Yes No Do you have any existing life insurance policies or annuity contracts? Yes No Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance policies or annuity contracts? Please provide the replacement information on the required forms, which can be obtained from your [investment advisor] and include them with this Application, when applicable. 9(b). California Right-to-Examine Period For Owners and Annuitants age 60 and older. Under California law, there is a 30-day Right-to-Examine period of your Contract. The amount that will be returned to you if you cancel your Contract during this 30-day period will depend on the election below, which designates where your Purchase Payments will be allocated during the Right-to-Examine period. Please check one of the following boxes. If you do not check one of these boxes, we will automatically invest your funds in a money market investment option or similar portfolio for 36 days from the date we issue the Contract. After consulting with my [investment advisor], I request that my funds be invested in a money market investment option or similar portfolio for 36 days from the date the Company issues the Contract, unless I direct otherwise later during the waiting period. I understand by doing so, I will receive a refund of Purchase Payments plus any fees paid if I elect to cancel this Contract. After consulting with my [investment advisor], I request that my funds be invested immediately in my chosen stock and/or bond portfolios. I understand that by doing so, I am subjecting my investment to market gain/losses during the waiting period and I will receive a refund of the Contract’s account value plus any fees paid if I elect to cancel this Contract. 9(c). Statement of Owner(s) I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the Contract. By signing below, I declare the following: • [I have received, read, and understand the Buyer’s Guide for Deferred Annuities.] • I acknowledge receipt, either physically or electronically, of the current prospectuses, which includes the applicable investment options, for this variable annuity. • [After consulting with my [investment advisor] and reviewing the prospectus, I confirm that this variable annuity, my share class election and if applicable, the optional Benefit Elections I selected, which include additional fees, are suitable for my objectives and needs. I understand that the Company issues other annuities with similar features, benefits and limitations, which may have lower charges. I have discussed the alternatives with my [investment advisor].] • I have consulted with my [investment advisor] for advice or recommendations regarding the purchase of this variable annuity contract. The Variable Annuity Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract. • I acknowledge that I have read the current prospectus for this variable annuity carefully and understand their contents. (Iowa exempted). • I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE. I BEAR ALL MARKET RISKS, EXCEPT ON AMOUNTS ALLOCATED TO THE AVAILABLE FIXED ACCOUNT OPTIONS. • If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax-deferral treatment beyond that which I already have under my plan. • I understand that the Company reserves the right to allocate my Purchase Payment(s) to a [cash management investment option or similar portfolio] until the end of the Right-to-Examine / Right to Cancel period (except for CA residents age 60 and older which are subject to Section 9(b), as stated above). • My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief. Owner’s signature Date Joint owner’s signature (if applicable) Date

10 [Investment Advisor] Information and Signature(s) 10(a). Replacement Yes No Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts? Yes No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued? 10(b). Acknowledgements I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify: • I have instructed the applicant to answer the questions in Section 9(a) appropriately. I am providing the replacement information on the required forms, which can be obtained at [aig.com/annuities], and including them with this Application, when applicable. • [I have delivered a Buyer’s Guide for Deferred Annuities to the owner.] • I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity; and (b) have used only current, approved sales material. • I understand that The Variable Annuity Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract. • I have verified the identity of the owner and annuitant, if the owner is non-natural, by reviewing a government-issued photo identification and any other required documentation. 1. [Investment Advisor’s] signature [Investment Advisor’s] name (please print) Address Phone [Investment Advisor’s] ID number Email Broker / Dealer firm name If Solicitation State is Florida, Florida License Identification number 2. [Investment Advisor’s] name (please print) Address Phone [Investment Advisor’s] ID number Email If Solicitation State is Florida, Florida License Identification number Please contact your home office with any questions. Commission Option: Note: If there are more than [two][investment advisors], please include the information required above, including applicable percentages (must total 100%) among all [investment advisors], on a separate document for the remaining [investment advisor(s)] and submit with this Application.